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                                                                    Exhibit 23.2


The Board of Directors
First Maryland Bancorp:

We consent to incorporation by reference in the registration statement No. 333-22871 on Form S-4 of First Maryland Bancorp of our report dated February 13, 1995, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows of First Maryland Bancorp and subsidiaries for the year ended December 31, 1994, which report appears in the December 31, 1996 annual report on Form 10-K of First Maryland Bancorp.


                                            /s/ KPMG PEAT MARWICK LLP
                                            KPMG PEAT MARWICK LLP


Baltimore, Maryland
March 24, 1997